Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces the Date for the Release of the Third
Quarter Fiscal 2019 Results, Conference Call and Webcast

Investor Conference Call and Webcast on March 12, 2019 at 11:00 A.M. ET

Monroe Township, N.J., February 27, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that it will release financial and operational results for its third quarter and first nine months of fiscal 2019 on Monday, March 11, 2019 after the market closes.

The Company will host a conference call and webcast to review the first quarter financial and operating results on Tuesday, March 12, 2019 at 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing 1-844-473-0979 (toll free in the U.S.) or 1-574-990-1390 for international callers and entering passcode conference ID 6899917.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations section of the Company’s website at https://www.oceanpowertechnologies.com.

A replay will be available starting within a few hours after the conference concludes and will be available until March 19, 2019. To access the rebroadcast please dial 1-855-859-2056 or 1-404-537-3406 and use replay access code 6899917. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy®® and subsea battery solution product lines, along with its innovation and support services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.